SERVICE PACKAGE NO: 32477
                                                                 AMENDMENT NO: 0

                          PIPELINE BALANCING AGREEMENT

            (For Use at Interconnections with Qualifying Pipelines)

      This Agreement dated and effective 2/14, 2000 by and between Tennessee Gas Pipeline Company, a Delaware Corporation, hereinafter referred to as "Transporter," and LSP Energy Limited Partnership, a Delaware limited partnership, hereinafter referred to as "Pipeline." Transporter and Pipeline shall be referred to collectively herein as "Parties."

                                   WITNESSETH:

      WHEREAS, the facilities operated by Transporter and by Pipeline interconnect at the "Interconnection Point" specified on Exhibit "A" attached hereto;

      WHEREAS, Pipeline and Transporter have entered into one or more agreements ("Agreements") whereby both Pipeline and Transporter either receive gas which Pipeline and Transporter cause to be delivered at the Interconnection Point, or deliver gas which Pipeline and Transporter cause to be received at the Interconnection Point, and Pipeline and Transporter have entered into agreements with others (hereinafter "Shippers") whereby such Shippers cause gas to be delivered or received at the Interconnection Point.

      WHEREAS, the Pipeline and Transporter will provide 24 hour a day, 365 day a year dispatch and the Transporter has the resources to alter the flow at the Interconnection Point; and

      WHEREAS, the Interconnection Point is subject to flow control and the flow is measured and reported through equipment meeting Electronic Custody Transfer Standards.

      NOW, THEREFORE, Pipeline and Transporter agree as follows:

                                    ARTICLE I
                          NOMINATIONS AND CONFIRMATIONS

1.1 Confirmation of Nominations -- In accordance with GISB Standard 13.2, the Parties shall reconcile and confirm electronically or in writing the transportation nominations received by each from Shippers for whom the Parties would deliver or receive gas at the Interconnection Point. The quantities determined through this reconciliation and confirmation process shall be the "Scheduled Quantities ". The Scheduled Quantities may be changed throughout a day to accommodate intra-day changes consistent with the scheduling flexibility provided to Shippers in Tennessee's tariff, provided that any changes to such confirmed and scheduled transportation quantities shall be effective only if agreed to electronically or in writing by both Parties. Such communication regarding changes shall be substantially in the form mutually agreeable to the Parties.


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                                                       SERVICE PACKAGE NO: 32477
                                                                 AMENDMENT NO: 0

1.2 Allocations Based on Scheduled Quantities - The Parties intend that the quantity actually delivered and received each day at the Interconnection Point will equal the Scheduled Quantities. Each Party will allocate quantities which are to be delivered and received at the Interconnection Point among this Agreement and/or the Parties' respective Shippers commensurate with the Scheduled Quantities for each transaction. Any imbalance created when the actual physical flow is different than the Scheduled Quantities will be the "Operational Imbalance", which will be the responsibility of the Parties to eliminate pursuant to this Agreement.

                                   ARTICLE II
                      CORRECTION OF OPERATIONAL IMBALANCES

2.1 Corrections in Flow Rates During A Day - The Parties will be able to request adjustments to actual deliveries or receipts at any time during the production day by coordination between the Parties' gas dispatchers. Each Party will use reasonable efforts to deliver or receive those changed quantities when the operating conditions on each Party's system permit, taking into consideration the nominations made by firm customers on each party's system. In the event that an Interconnection Point is unable to achieve the scheduled flow rate, the Parties agree that swift corrective action will be taken.

2.2 Corrections During the Month - Estimated metered quantities, or actual metered quantities where available, may be used by Transporter for purposes of adjustments under this Section on a daily basis during the production month to determine the estimated Operational Imbalance at each Interconnection Point. Physical flow adjustments will be made for daily imbalances within 72 hours of notice by Transporter unless mutually agreed to otherwise. The Party having physical control of the meter shall make the estimated Daily and Monthly Operational Imbalance at each delivery or receipt meter available to the other Party on or before the third business day after each production day. In the event that a capacity constraint occurs on either Party's pipeline system which results in curtailment of quantities through an Interconnection Point, the Party on whose system the constraint has occurred shall determine the reallocation of quantities to the Shippers. Such change in allocation shall be confirmed electronically or in writing pursuant to the provisions of Article I (1.1) above. If the constraint occurs at an Interconnection Point, the Party which operates the meter at an Interconnection Point shall be deemed to have the constraint on its system. To the extent that a pipeline has a record of not meeting its balancing obligations (i.e., in-kind make-up within 72 hours), Transporter will have a right to terminate the agreement upon 30 days notice.


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                                                       SERVICE PACKAGE NO: 32477
                                                                 AMENDMENT NO: 0

2.3 Corrections In Subsequent Periods - The physical flow at each Interconnection Point each month will be determined and communicated by the Party controlling the meter to the other Party electronically or in writing as soon as possible during the month following the month in question. The Parties agree to "In Kind" balancing between Pipeline and Transporter when the imbalance at the end of the month is within 1% of the total monthly scheduled quantities at the meter or 15,000 dekatherms, whichever is greater. Any "In Kind" imbalance carried over from the prior month will become part of the current Monthly Imbalance. Any imbalance existing at the time of the implementation of a new Pipeline Balancing Agreement will be held separately and settled independently. When the Monthly Imbalance is greater than 1% of the total monthly scheduled quantities at the meter or 15,000 dekatherms, whichever is greater, Transporter will cash out the entire imbalance in accordance with Rate Schedule LMS-MA in Transporter's FERC Gas Tariff, unless mutually agreeable otherwise, or unless the imbalance was caused by failure of Transporter to adjust flow control at the meter.

2.4 Measurement of Operational Imbalance - Measurement of gas for all purposes shall be in accordance with Transporter's FERC Gas Tariff.

2.5 Operational Integrity - Nothing in this Article II shall limit a Party's right to take action as may be required to adjust deliveries of gas in order to alleviate conditions which threaten the integrity of its system.

                                   ARTICLE III
                                      TERM

3.1 Duration of Agreement - Subject to the other termination rights provided herein, this Agreement shall be in full force and effect from the date hereof and shall remain in full force and effect on a month-to-month basis unless terminated by either Party giving thirty days' written notice, with the termination to be effective at the end of a calendar month. Notwithstanding the above, if any material problems arise as a result of the provisions of this Agreement, then the Parties will enter into good faith negotiations to amend this Agreement to resolve such problems. If the Parties are unable to resolve such problems as a result of such negotiations, then either Party may terminate this Agreement upon forty-eight (48) hours' prior written notice with the termination to be effective at the end of a calendar month.


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                                                       SERVICE PACKAGE NO: 32477
                                                                 AMENDMENT NO: 0

3.2 This Agreement will terminate automatically upon written notice from Transporter in the event that Pipeline fails to pay all of the amount of any bill for service rendered by Transporter hereunder in accord with the terms and conditions of Article VI of the General Terms and Conditions of Transporter's Tariff.

                                   ARTICLE IV
                                  MISCELLANEOUS

4.1 Warranties - Each Party warrants to the other Party that as to any gas which it delivers or causes to be delivered hereunder to correct an Operational Imbalance (i) that it will at the time of delivery have the right to deliver or cause to be delivered such gas; (ii) that it has the right to allocate all deliveries from the Interconnection Point in accordance with this Agreement; and (iii) that it will indemnify and save the other Party harmless from suits, actions, debts, accounts, damages, cost, losses and expenses arising from or out of adverse claims of any or all persons to said gas or to royalties, overriding royalties, taxes, or other charges thereon or with regard to the allocation of gas hereunder. Each Party represents and warrants to the other Party that all requisite authorizations, if any, have been obtained as to any gas a Party delivers or causes to be delivered hereunder.

4.2 Governing Bodies - This Agreement shall be subject to all applicable laws, federal or state, and to all applicable rules and regulations of any duly authorized federal, state or other government agency having jurisdiction over the transactions described herein. THE INTERPRETATION AND PERFORMANCE OF THIS CONTRACT SHALL BE IN ACCORDANCE WITH AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE DOCTRINES GOVERNING CHOICE OF LAW.

4.3 Waivers - No waiver by either Party of any one or more defaults by the other in the performance of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or of different character.

4.4 Billings and Payments - If required, the Parties shall invoice and pay for the correction of Operational Imbalances in cash in accordance with Articles V and VI, respectively, of the General Terms and Conditions specified in Transporter's FERC Gas Tariff.


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                                                       SERVICE PACKAGE NO: 32477
                                                                 AMENDMENT NO: 0

4.5 Incorporation of Tariff - Unless otherwise stated herein, the General Terms and Conditions specified in Transporter's FERC Gas Tariff are incorporated as part of this Agreement.

4.6 Notices - Except as otherwise provided in this Agreement or the General Terms and Conditions applicable to this Agreement, any notice under this Agreement shall be in writing and mailed to the post office address of the Party intended to receive the same, as follows:

TRANSPORTER:

NOTICES:        Tennessee Gas Pipeline Company
                P.0. Box 2511
                Houston, Texas 77252-2511
                Attention: Volume Control

BILLINGS:       Tennessee Gas Pipeline Company
                P.O. Box 2511
                Houston, Texas 77252-2511
                Attention: Accounting

PIPELINE:

NOTICES:        LSP Energy Limited Partnership
                200 Industrial Drive
                P.O. Box 1166
                Batesville, MS 38606
                Attention: Project Manager

BILLINGS:       LSP Energy Limited Partnership
                200 Industrial Drive
                P.O. Box 1166
                Batesville, MS 38606
                Attention: Project Controller


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                                                       SERVICE PACKAGE NO: 32477
                                                                 AMENDMENT NO: 0

      (With regard to operational matters, Pipeline shall have the right to designate different personnel or locations to receive notices from Transporter for different periods of the week.)

4.7 Conflicts - If there is any conflict or discrepancy between this Agreement and any other Agreement between Transporter and Pipeline with regard to allocations at Interconnect Point, the terms of this Agreement shall govern and control.

      The Parties' signatures below will evidence their agreement to this Pipeline Balancing Agreement.

TRANSPORTER:

TENNESSEE GAS PIPELINE COMPANY


BY: /s/ [ILLEGIBLE]
    ------------------------------------
         Agent and Attorney-in-Fact

PIPELINE:

LSP ENERGY LIMITED PARTNERSHIP
By LSP Energy, Inc., its General Partner

BY: /s/ Clarence J. Heller
    ------------------------------

TITLE:  Executive Vice President
        --------------------------

DATE:  2/14/00
       ---------------------------


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                                                       SERVICE PACKAGE NO: 32477
                                                                 AMENDMENT NO: 0

                                    EXHIBIT A

                       To the Pipeline Balancing Agreement
                     Between Tennessee Gas Pipeline Company
                       and LSP Energy Limited Partnership
                                Dated 2/14, 2000

Interconnection Point between Tennessee and LSP Energy Limited Partnership:

Contract: 32477

Amendment: 0

Meter Number(s): 020900 Batesvilles


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